NEWS RELEASE
Teradata Reports 2017 Second Quarter Results

•	Customer adoption of Teradata’s new subscription-based offerings exceeds expectations

•	Strong product Annual Recurring Revenue (ARR) growth in second quarter

•	With customer activity and sales funnel increasing, Teradata expects strong finish to the year

•	Teradata intends to repurchase up to $300 million of its shares in second half of year

•	Year-to-date cash from operations was $309 million, $275 million of free cash flow (1)

ATLANTA, July 27, 2017 -- Teradata Corp. (NYSE: TDC) reported revenue of $513 million for the quarter ended June 30, 2017, versus $599 million in the second quarter of 2016. However, revenue in the second quarter of 2016 included $35 million of revenue from the Marketing Applications business that Teradata sold on July 1, 2016.
Teradata is seeing good momentum in its business transformation as more customers than anticipated chose to purchase Teradata’s technology by utilizing the company’s new subscription-based options in the quarter. The $58 million of perpetual equivalent contract value from these transactions will be recognized as revenue over time. Product Annual Recurring Revenue (ARR) continues to meaningfully increase as more of Teradata’s customers adopt its new purchasing options.
As reported under U.S. Generally Accepted Accounting Principles (GAAP), Teradata recorded a net loss of $4 million in the second quarter, or $(0.03) per share, which compared to $64 million of net income, or $0.49 per diluted share, in the second quarter of 2016. Excluding stock-based compensation expense, and the special items described in footnote #2, non-GAAP net income in the second quarter of 2017 was $28 million, or $0.22 per diluted share. 2016 second quarter non-GAAP net income was $93 million, or $0.71 per diluted share, which excluded stock-based compensation expense, special items and the divested Marketing Applications business.(2)
“We are building the Teradata of the future to provide customers greater choice and make it easier for them to buy and to grow with Teradata,” said Vic Lund, President and Chief Executive Officer, Teradata. “Our Teradata Everywhere strategy arms customers with new analytic capabilities built on flexible hybrid ecosystems that combine on-premises and cloud. I am encouraged that subscription licenses are being adopted faster than expected and customer demand is increasing our pipeline.  I am more confident than ever about Teradata’s future and am looking forward to significant upward momentum through 2017 and into 2018.”

Segment Revenue Performance
(in millions)

	For the Three Months Ended March 31
	2017	2016	% Change as Reported	% Change in Constant Currency (1)
Americas Data and Analytics	$271	$325	(17)%	(17)%
International Data and Analytics	242	239	1%	4%
Total Data and Analytics	513	564	(9)%	(8)%

Marketing Applications	—	35	(100)%	(100)%
Total Revenue	$513	$599	(14)%	(13)%

	For the Six Months Ended June 30
	2017	2016	% Change as Reported	% Change in Constant Currency(1)
Americas Data and Analytics	$538	$620	(13)%	(13)%
International Data and Analytics	466	455	2%	5%
Total Data and Analytics	$1,004	$1,075	(7)%	(6)%
Marketing Applications	—	69	(100)%	(100)%
Total Revenue	$1,004	$1,144	(12)%	(11)%
Gross Margin
Gross margin was 47.2 percent, versus 51.8 percent reported in the second quarter of 2016. On a non-GAAP basis, excluding stock-based compensation expense, special items and the Marketing Applications business from the second quarter of 2016, gross margin was 51.7 percent in the second quarter of 2017, versus 55.9 percent in the second quarter of 2016.(2) The decrease in the non-GAAP gross margin rate for the quarter resulted from a higher mix of services versus product revenue and lower services margin despite higher product margin.
Operating Income
Teradata incurred an operating loss of $1 million in the second quarter of 2017 compared to $87 million of operating income in the second quarter of 2016. On a non-GAAP basis, excluding stock-based compensation expense, special items and the Marketing Applications business from the second quarter of 2016, operating income was $47 million in the second quarter of 2017, versus $130 million in the second quarter of 2016.(2) The year-over-year decrease in second quarter non-GAAP operating income was primarily due to lower revenue, lower gross margin rate, and incremental operating expenses to support Teradata’s strategic initiatives.
Tax Rate
Teradata’s tax rate for the second quarter was (33.3) percent versus 24.7 percent in the second quarter of 2016. The company’s non-GAAP effective tax rate for the second quarter was 37.8 percent versus 27.3 percent in the same period in 2016.(2) The increase in the non-GAAP effective tax rate period-over-period was largely driven by a favorable discrete item recognized in the second quarter of 2016 as well as the higher percentage rate impact of normal discrete items driven by the lower pre-tax earnings denominator period-over-period.
On an annualized basis, Teradata expects its full-year 2017 tax rate to be approximately 5 percent. On a non-GAAP basis, the company’s full year 2017 effective tax rate is expected to be approximately 27.5 percent, compared to full year 2016 of 26 percent.
Cash Flow
Teradata generated $61 million of cash from operating activities in the second quarter of 2017, compared to $99 million in the same period in 2016. Free cash flow (cash from operating activities less capital expenditures and additions to capitalized software) in the second quarter was $45 million, compared to $72 million in 2016.(1)
Year to date, Teradata generated $309 million of cash from operating activities, compared to $349 million in the same period in 2016. Free cash flow in the first half of the year was $275 million, compared to $296 million in 2016.(1)
Balance Sheet
Teradata ended the second quarter 2017 with $1.085 billion in cash, which was substantially all held outside the United States. During the quarter, the company used $108 million of domestic cash to repurchase approximately 3.7 million shares of its common stock. During the first half of the year, the company used $151 million of domestic cash to repurchase approximately 5.1 million shares of its common stock.

Teradata intends to repurchase up to $300 million of additional shares of its stock in the second half of the year. Shares will be purchased with cash from U.S. operations as well as Teradata’s revolving credit facility.
As of June 30, 2017, Teradata had total debt of $555 million, all of which was outstanding under a term loan. Teradata had no borrowings under its $400 million revolving credit facility as of June 30, 2017.
Guidance
As more of Teradata’s customers shift to the company’s new subscription-based pricing and cloud deployment options, it is difficult to estimate how much full-year 2017 reported revenue could be impacted by the ratable manner in which revenue is recognized for these new purchasing options.
Teradata is narrowing its range of expectations for 2017 full-year revenue to $2.095 - $2.140 billion, down 8-10 percent from 2016, or down 5-7 percent excluding the Marketing Applications business sold in 2016.(2) This favorably compares to Teradata’s previous expectation that 2017 full-year revenue could be down 5-10 percent excluding the divested Marketing Applications business.
Teradata expects its fourth quarter results to be much stronger than what is expected for the third quarter, even after being seasonally adjusted. However, such expectations are highly dependent upon the rate at which customers convert to subscription-based transactions as well as the factors described in the company’s filings with the U.S. Securities and Exchange Commission.
Full-year GAAP earnings per share is projected to be approximately $0.26 to $0.31. On a non-GAAP basis, which excludes stock-based compensation expense, and other special items, earnings per share for the full year is expected to be $1.22 to $1.27, before the effect of additional share repurchases.(2)
Business Transformation Update
Teradata has moved from the strategy and implementation stage of its transformation to the execution stage, and has made a number of advancements towards its business transformation in the second quarter, including:

•	Aligning resources to its go-to-market approach of focusing on the largest analytic opportunities.

•	Advancing its Teradata Everywhere strategy, including hybrid-cloud deployment options, software license portability and flexible pricing and purchasing options.

•	Maturing its business-led selling approach, based on new use cases that qualify Teradata for expansion into new areas of customer business, and

•	Optimizing and streamlining services offers to a more customer-driven view of what Teradata delivers to the market.
These, and other advancements across the company, are resonating with customers. The company is seeing strong customer interest in its Teradata Everywhere strategy as well as its new purchasing and deployment options.
Earnings Conference Call
A conference call is scheduled today at 8:30 a.m. (ET) to discuss the company’s second quarter 2017 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s website at investor.teradata.com.
Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on the Investor Relations page of Teradata’s website.

1.
As described below, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of the company’s stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with the condensed consolidated financial statements prepared in accordance with GAAP.

Effective the first quarter of 2017, the company no longer capitalizes certain software development costs; rather, these costs are currently expensed as research and development costs and are included as a component of cash provided by operating activities; this change does not impact the methodology of the free cash flow calculation.

	For the Three Months Ended March 31 (in millions)		For the Six Months Ended June 30 (in millions)
	2017	2016	2017	2016

Cash provided by operating activities (GAAP)	$61	$99	$309	$349
Less capital expenditures for:
Expenditures for property and equipment	(14)	(9)	(30)	(17)
Additions to capitalized software	(2)	(18)	(4)	(36)
Total capital expenditures	(16)	(27)	(34)	(53)
Free Cash Flow (non-GAAP measure)	$45	$72	$275	$296

2.
Teradata reports its results in accordance with GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, all of which exclude certain items, sold businesses, as well as free cash flow) are useful for investors. Teradata's non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with the condensed consolidated financial statements prepared in accordance with GAAP.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Teradata's management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income and EPS, excluding certain items, to understand, manage and evaluate its business and support operating decisions on a regular basis. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding stock-based compensation expense, special items and transactions such as sold businesses, including the Marketing Applications business which was sold on July 1, 2016, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results

Teradata’s reconciliation of GAAP to non-GAAP results is included in this release.
(in millions, except per share data)

	For the Three Months Ended June 30			For the Six Months Ended June 30

Gross Profit:	2017	2016	% Chg as Rpt’d	2017	2016	% Chg as Rpt’d
GAAP Gross Profit	$242	$310	(22)%	$466	$579	(20)%
% of Revenue	47.2%	51.8%		46.4%	50.6%

Excluding:
Stock-based compensation expense	3	4		7	8
Amortization of acquisition-related intangible assets	—	—		—	2
Acquisition, integration, reorganization and transformation related costs	2	2		4	5
Capitalized Software ASC 985-20	18	16		39	32
Marketing Applications gross profit*	—	(17)		—	(34)
Non-GAAP Gross Profit	$265	$315	(16)%	$516	$592	(13)%
% of Revenue	51.7%	55.9%		51.4%	55.1%

Operating (Loss)/Income:
GAAP Operating (Loss)/Income:	$(1)	$87		$(2)	$45
% of Revenue	(0.2)%	14.5%		(0.2)%	3.9%

Excluding:
Stock-based compensation expense	18	12		34	33
Amortization of acquisition-related intangible assets	2	2		3	7
Acquisition, integration, reorganization and transformation related costs	10	20		31	40
Impairment of goodwill and other assets	—	—		—	80
Capitalized Software ASC 985-20	18	(1)		39	(1)
Marketing Applications gross profit*	—	10		—	18
Non-GAAP Operating Income	$47	$130	(64)%	$105	$222	(53)%
% of Revenue	9.2%	23.0%		10.5%	20.7%

Net (Loss)/Income:
GAAP Net (Loss)/Income	$(4)	$64		$(6)	$18
% of Revenue	(0.8)%	10.7%		(0.6)%	1.6%

Stock-based compensation expense	18	12		34	33
Amortization of acquisition-related intangible assets	2	2		3	7
Acquisition, integration, reorganization and transformation related costs	10	20		31	40
Impairment of goodwill and other assets	—	—		—	80
Capitalized Software ASC 985-20	18	(1)		39	(1)
Marketing Applications gross profit*	—	10		—	18
Income tax adjustments**	(16)	(14)		(36)	(40)
Non-GAAP Net Income	$28	$93	(70)%	$65	$155	(58)%
% of Revenue	5.5%	16.5%		6.5%	14.4%

	For the Three Months Ended June 30		For the Six Months Ended June 30		Full Year 2017
Earnings Per Share:	2017	2016	2017	2016	Guidance
GAAP (Loss) Earnings per share	$(0.03)	$0.49	$(0.05)	$0.14	$0.26 - $0.31
Excluding:
Stock-based compensation expense	0.14	0.09	0.26	0.25	0.54
Amortization of acquisition-related intangible assets	0.02	0.02	0.02	0.05	0.05
Acquisition, integration, reorganization and transformation related costs	0.08	0.15	0.24	0.30	0.33
Impairment of goodwill and other assets	—	—	—	0.61	—
Marketing Applications gross profit*	—	0.08	—	0.14	—
Capitalized Software ASC 985-20	0.14	(0.01)	0.30	(0.01)	0.53
Income tax adjustments**	(0.13)	(0.11)	(0.27)	(0.30)	(0.49)
Non-GAAP diluted earnings per share	$0.22	$0.71	$0.50	$1.18	$1.22 - $1.27

Revenue Guidance
	2016 Actual	2017 Guidance	% Change
Reported Revenue	$2,322	$2,095 - $2,140	(8%) - (10%)
Less: Revenue from Marketing Applications business sold in 2016	69	0
Revenue excluding Marketing Applications	$2,253	$2,095 - $2,140	(5%) - (7%)

*Represents the results of operations of Teradata’s Marketing Applications business, which is an adjustment to arrive at non-GAAP results due to sale of this business on July 1, 2016.
**Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the company’s ongoing operations. As a result of these adjustments, the Company’s Non-GAAP effective tax rate for the second quarter of 2017 was 37.8% and 27.3% in the second quarter of 2016

3.
The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates as indicated in the “segment revenue performance” section of this release. See the foreign currency fluctuation schedule on the Investor Relations page of the company’s web site at investor.teradata.com, which is used to determine revenue on a constant currency (“CC”) basis.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business, including the increased pressure on price/performance for data analytics solutions and changes in customers’ buying patterns; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; failure to realize the anticipated benefits of our business transformation program, divestitures, senior management changes, or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad (including Brexit); the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality, security and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class and secure internal information technology and control systems; and other factors described from time-to-time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Teradata
Teradata empowers companies to achieve high-impact business outcomes. Our focus on business solutions for analytics, coupled with our industry leading technology and architecture expertise, can unleash the potential of great companies. Visit teradata.com.

Get to know Teradata:
Teradata and the Teradata logo are trademarks or registered trademarks of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

INVESTOR CONTACT: Gregg Swearingen Teradata (937) 242-4600 gregg.swearingen@teradata.com	MEDIA CONTACT: Mike O’Sullivan Teradata (937) 242-4786 mike.osullivan@teradata.com
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					Schedule A
TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended June 30
	Three Months			Six Months
	2017	2016	% Chg	2017	2016	% Chg
Revenue
Product and cloud	$166	$243	(32)%	$332	$451	(26)%
Services	347	356	(3)%	672	693	(3)%
Total revenue	513	599	(14)%	1,004	1,144	(12)%

Product gross profit	94	142		184	261
% of Revenue	56.6%	58.4%		55.4%	57.9%
Services gross profit	148	168		282	318
% of Revenue	42.7%	47.2%		42.0%	45.9%
Total gross profit	242	310		466	579
% of Revenue	47.2%	51.8%		46.4%	50.6%

Selling, general and administrative expenses	165	172		320	346
Research and development expenses	78	51		148	108
Impairment of goodwill, acquired intangibles and other assets	—	—		—	80
(Loss) income from operations	(1)	87		(2)	45
% of Revenue	(0.2)%	14.5%		(0.2)%	3.9%

Other expense, net	(2)	(2)		(3)	(5)
(Loss) income before income taxes	(3)	85		(5)	40
% of Revenue	(0.6)%	14.2%		(0.5)%	3.5%

Income tax expense	1	21		1	22
% Tax rate	(33.3)%	24.7%		(20.0)%	55.0%

Net (loss) income	$(4)	$64		$(6)	$18
% of Revenue	(0.8)%	10.7%		(0.6)%	1.6%

Net (loss) income per common share
Basic	$(0.03)	$0.49		$(0.05)	$0.14
Diluted	$(0.03)	$0.49		$(0.05)	$0.14

Weighted average common shares outstanding
Basic	127.9	129.8		129.2	129.6
Diluted	127.9	131.5		129.2	131.2

			Schedule B
TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)
	June 30,	March 31,	December 31,
	2017	2017	2016
Assets

Current assets
Cash and cash equivalents	$1,085	$1,164	$974
Accounts receivable, net	356	442	548
Inventories	42	40	34
Other current assets	65	58	65

Total current assets	1,548	1,704	1,621

Property and equipment, net	143	142	138
Capitalized software, net	150	167	187
Goodwill	401	392	390
Acquired intangible assets	21	10	11
Deferred income taxes	51	50	49
Other assets	24	18	17
Total assets	$2,338	$2,483	$2,413

Liabilities and stockholders' equity

Current liabilities
Current portion of long-term debt	$45	$38	$30
Accounts payable	97	89	103
Payroll and benefits liabilities	129	109	139
Deferred revenue	431	514	369
Other current liabilities	90	85	88
Total current liabilities	792	835	729

Long-term debt	508	523	538
Pension and other postemployment plan liabilities	107	101	96
Long-term deferred revenue	10	14	14
Deferred tax liabilities	14	25	33
Other liabilities	35	31	32
Total liabilities	1,466	1,529	1,442

Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,266	1,243	1,220
Accumulated deficit	(318)	(207)	(161)
Accumulated other comprehensive loss	(77)	(83)	(89)
Total stockholders' equity	872	954	971

Total liabilities and stockholders' equity	$2,338	$2,483	$2,413

			Schedule C
TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended June 30
	Three Months		Six Months
	2017	2016	2017	2016
Operating activities
Net (loss) income	$(4)	$64	$(6)	$18

Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depreciation and amortization	34	31	70	65
Stock-based compensation expense	19	12	35	33
Deferred income taxes	(12)	(5)	(20)	(15)
Impairment of goodwill, acquired intangibles and other assets	—	—	—	80
Changes in assets and liabilities:
Receivables	86	56	192	122
Inventories	(2)	16	(8)	11
Current payables and accrued expenses	31	6	(13)	(10)
Deferred revenue	(87)	(76)	58	64
Other assets and liabilities	(4)	(5)	1	(19)

Net cash provided by operating activities	61	99	309	349

Investing activities
Expenditures for property and equipment	(14)	(9)	(30)	(17)
Proceeds from sales of property and equipment	—	5	—	5
Additions to capitalized software	(2)	(18)	(4)	(36)
Business acquisitions and other investing activities	(18)	(1)	(18)	(4)

Net cash used in investing activities	(34)	(23)	(52)	(52)

Financing activities
Repurchases of common stock	(108)	(4)	(151)	(51)
Repayments of long-term borrowings	(7)	(8)	(15)	(15)
Repayments of credit facility borrowings	—	(80)	—	(180)
Other financing activities, net	5	10	12	19

Net cash used in financing activities	(110)	(82)	(154)	(227)

Effect of exchange rate changes on cash and cash equivalents	4	(2)	8	—

(Decrease) increase in cash and cash equivalents	(79)	(8)	111	70
Cash and cash equivalents at beginning of period	1,164	917	974	839

Cash and cash equivalents at end of period	$1,085	$909	$1,085	$909

						Schedule D
TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended June 30				For the Six Months Ended June 30
	2017	2016	% Change As Reported	% Change Constant Currency(2)	2017	2016	% Change As Reported	% Change Constant Currency(2)
Segment Revenue

Americas Data and Analytics	$271	$325	(17)%	(17)%	$538	$620	(13)%	(13)%
International Data and Analytics	242	239	1%	4%	466	455	2%	5%
Total Data and Analytics	513	564	(9)%	(8)%	1,004	1,075	(7)%	(6)%

Marketing Applications	—	35	(100)%	(100)%	—	69	(100)%	(100)%

Total revenue	513	599	(14)%	(13)%	1,004	1,144	(12)%	(11)%

Segment gross profit

Americas Data and Analytics	158	194			309	369
% of Revenue	58.3%	59.7%			57.4%	59.5%

International Data and Analytics	107	121			207	223
% of Revenue	44.2%	50.6%			44.4%	49.0%

Total Data and Analytics gross profit	265	315			516	592
% of Revenue	51.7%	55.9%			51.4%	55.1%

Marketing Applications	—	17			—	34
% of Revenue	NA	48.6%			NA	49.3%

Total segment gross profit	265	332			516	626
% of Revenue	51.7%	55.4%			51.4%	54.7%

Reconciling items (1)	(23)	(22)			(50)	(47)

Total gross profit	$242	$310			$466	$579
% of Revenue	47.2%	51.8%			46.4%	50.6%

(1) Reconciling items include stock-based compensation, capitalized software, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.

							Schedule E

TERADATA CORPORATION
REVENUE COMPARISON AS REPORTED AND CONSTANT CURRENCY
(in millions - unaudited)

	For the Three Months Ended June 30				For the Six Months Ended June 30
	2017	2016	% Change As Reported	% Change Constant Currency*	2017	2016	% Change As Reported	% Change Constant Currency*
Revenue

Recurring revenue
Product- rights to upgrades, subscription and cloud	$75	$69	9%	10%	$151	$139	9%	10%
Maintenance - software and hardware	182	174	5%	5%	358	342	5%	5%
Total recurring revenue	257	243	6%	7%	509	481	6%	7%
% of total revenue	50%	41%			51%	42%

Product - perpetual licenses and hardware	91	154	(41)%	(41)%	181	274	(34)%	(33)%
Consulting services	165	167	(1)%	1%	314	320	(2)%	(1)%
Marketing Applications	—	35	(100)%	(100%)	—	69	(100)%	(100)%

Total revenue	$513	$599	(14)%	(13)%	$1,004	$1,144	(12)%	(11)%

Revenue
Product and cloud	$166	$223	(26)%	(25)%	$332	$412	(19)%	(19)%
Services	347	341	2%	3%	672	663	1%	2%
Total Data and Analytics	513	564	(9)%	(8)%	1,004	1,075	(7)%	(6)%

Marketing Applications	—	35	(100)%	(100)%	—	69	(100)%	(100)%
Total Revenue	$513	$599	(14)%	(13)%	$1,004	$1,144	(12)%	(11)%

*The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.